Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Conduit Pharmaceuticals Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Other(2)	39,760	(3)	$1.89	(2)	$75,167	0.00014760	$12
Fees Previously Paid	Equity	Common Stock	Other(4)	7,755,710	(5)	$1.73	(4)	$13,417,379		$1,981
Fees Previously Paid	Equity	Common Stock	Other(4)	16,033,000	(6)	$1.73	(4)	$27,737,090		$4,094
Fees Previously Paid	Equity	Common Stock	Other(4)	976,000	(7)	$1.73	(4)	$1,688,480		$249
		Total Offering Amounts						$42,918,116		$6,324
		Total Fees Previously Paid								$6,324
		Total Fee Offsets								$0
		Net Fee Due								$12

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(2)	With respect to the shares of the Registrant’s common stock (“Common Stock”) offered by Vela (as defined below), estimated at $1.891 per share, the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on November 24, 2023, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)	Consists of an additional 39,760 shares of Common Stock issued to Vela Technologies Plc (“Vela”) upon the exercise of the option held by Vela (the “Vela Option”). The Registrant previously included and paid the registration fee for the remaining 976,000 shares of Common Stock then-issuable to Vela (now issued as of the date hereof) pursuant to the Vela Option in its previous Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 17, 2023.
(4)	With respect to the shares of Common Stock offered by the selling securityholders, estimated at $1.73 per share, the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on October 13, 2023, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(5)	Consists of (i) 2,000,000 shares of Common Stock issued in a private placement (the “PIPE Financing”) pursuant to that certain Subscription Agreement dated as of September 13, 2023; (ii) 4,015,250 shares of Common Stock held by Murphy Canyon Acquisition Sponsor, LLC (the “Sponsor”); (iii) 1,300,000 shares of Common Stock issued to A.G.P./Alliance Global Partners (“A.G.P.”) upon the completion of the Business Combination (as defined in the registration statement); (iv) 395,460 shares of Common Stock issued to Cizzle Biotechnology Holdings PLC pursuant to its exercise of an option that it held; and (v) 45,000 shares of Common Stock held by one of the Registrant’s current directors and certain of the Registrant’s former directors.
(6)	Consists of (i) 2,000,000 shares of Common Stock issuable upon the exercise of certain warrants issued in the PIPE Financing and having an exercise price of $11.50 per share; (ii) 54,000 shares of Common Stock issuable upon the exercise of certain warrants issued to A.G.P. upon the completion of the Business Combination and having an exercise price of $11.00 per share; (iii) 754,000 shares of Common Stock issuable upon the exercise of certain warrants held by the Sponsor and having an exercise price of $11.50 per share; and (iv) 13,225,000 shares of Common Stock issuable upon exercise of certain public warrants having an exercise price of $11.50 that were issued in connection with the Registrant’s initial public offering.
(7)	Consists of 976,000 shares of Common Stock issued to Vela Technologies Plc (“Vela”) upon exercise of the option held by Vela (the “Vela Option”).